UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2018

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, 5th Floor Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 Regulation FD Disclosure.

On June 6, 2018, the Company issued the press release attached hereto as Exhibit 99.1.

The furnishing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the “Safe Harbor” section of the press release in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Spokespersons of the Company plan to present the information in the presentation slides attached hereto as Exhibit 99.2.

On June 6, 2018 the Company announced the following information:

Proteostasis Therapeutics, Inc. today announced positive results from the Company’s ongoing 14-day dosing study of PTI-801 in CF patients on background Orkambi® (lumacaftor/ivacaftor) therapy. The Company believes these results support the goal of studying PTI-801 as part of the Company’s proprietary double and triple combination therapy regimens.

The randomized, double-blind, placebo-controlled Phase 1 study is being conducted at 30 sites in the U.S. and Europe. At the time of data cut, 49 subjects on background Orkambi were randomized, and 48 had completed 14-days of dosing with PTI-801 at three escalating dose levels, or placebo. At the request of participating study sites, up to an additional 10 subjects will be enrolled in the highest dose cohort. The study was designed to evaluate the safety, tolerability and pharmacokinetics (PK) of PTI-801, a third generation cystic fibrosis transmembrane conductance regulator (CFTR) corrector. Sweat chloride (SC) and body mass index (BMI) were evaluated as exploratory endpoints; change in ppFEV1 was evaluated as part of the safety analysis. Blood glucose levels were evaluated as part of an ad hoc analysis in subjects with cystic fibrosis-related diabetes (CFRD), a subgroup that made up nearly half of the enrolled subjects.

Safety and PK results were as expected. At higher doses, PTI-801 demonstrated a statistically significant improvement in SC and BMI in the 14-day treatment period. Overcoming the typical acute drop in FEV1 associated with lumacaftor exposure, an improvement in ppFEV1 was observed across all dose cohorts, although the change was not statistically significant. Two thirds of subjects in all PTI-801 cohorts were above ppFEV1 baseline by the end of the treatment period and approached baseline by the end of the 7-day follow up period. In hyperglycemic CFRD subjects, PTI-801 led to a statistically significant normalization of glucose levels at the three dose levels analyzed.

By the end of the second quarter of 2018, the Company plans to initiate the Phase 2 study of its once-a-day triplet regimen, which includes PTI-428, PTI-808, and PTI-801. The Company anticipates reporting initial data from its ongoing doublet study of PTI-801 and PTI-808, followed by triplet study results, all later this year.

About the PTI-801 Phase 1 Study

This randomized, double-blind Phase 1 study is evaluating PTI-801 as a once-a-day oral capsule in combination with Orkambi in people with CF ages 18 and older who have two copies of the F508del mutation. The primary objectives for the study are safety, tolerability and pharmacokinetics. The study randomized 49 subjects to three dose levels of PTI-801 or placebo for two weeks (10 in placebo, 14 in PTI-801 100 mg, 13 in PTI-801 200 mg, and 12 in PTI-801 400 mg). The study continues to recruit subjects in the PTI-801 400 mg dose cohort and final analysis will be performed upon its completion, which is expected in the third quarter of 2018.

PTI-801 was generally well tolerated. The majority of adverse events were mild or moderate. The most common adverse events were pulmonary exacerbations (10%), regardless of treatment group. There was one discontinuation due to an adverse event in the PTI-801 100 mg treatment group (constipation) prior to the first dose of the study drug.

In active treated subjects, improvements in SC levels and FEV1 showed a trend to return to pre-treatment levels during the post-treatment 7-day follow up period. A summary of the within-group lung function and sweat chloride data is provided below:

PTI-801 in CF subjects on background Orkambi
	Day 14 Sweat Chloride (mmol/L)	Mean Observed Within- Group Change in Sweat Chloride (mmol/L)	Mean Observed Absolute Within- Group Change in FEV1 (percentage points)
Placebo + Orkambi	82.8	1.2 n.s.	1.7 n.s.
PTI-801 100 mg + Orkambi	81.4	-4.7 n.s.	1.9 n.s.
PTI-801 200 mg + Orkambi	71.0	-10.6 (p<0.005*)	2.5 n.s.
PTI-801 400 mg + Orkambi	55.8	-15.6 (p<0.0005*)	0.6# n.s.

*	all p-values are within group p-values

#	one subject experienced a pulmonary exacerbation and a change of -18.0 pp FEV1

In subjects who received PTI-801 treatment, there were statistically significant changes in BMI and weight compared to baseline. Detailed data on these endpoints are noted below:

PTI-801 in CF subjects on background Orkambi
Within-Group Change From Baseline to Day 14	Mean Observed Within-Group Change in BMI at Day 14 (kg/m2)	Mean Observed Within-Group Change in Weight at Day 14 (Kg)
Placebo + Orkambi	0.066 n.s.	0.16 n.s.
PTI-801 100 mg + Orkambi	0.235 n.s.	0.66 (p<0.05)
PTI-801 200 mg + Orkambi	0.052 n.s.	0.13 n.s.
PTI-801 400 mg + Orkambi	0.311 (p<0.01)	0.93 (p<0.005)
P<0.05, ANCOVA, within-group changes

A subgroup of 21 subjects enrolled in PTI-801 across all cohorts were diabetic, a proportional representation of the prevalence of cystic fibrosis-related diabetes (CFRD) in the U.S. adult CF population. CFRD is an important and highly prevalent complication associated with reduced quality of life, weight loss, lung function decline, and increased mortality. Fasting blood glucose levels were assessed as part of the study’s safety measurements. In hyperglycemic, diabetic subjects, an ad hoc analysis showed the 200 mg dose of PTI-801 led to the normalization of glucose levels (p<0.05). Statistical analysis for 400 mg dose of PTI-801 will be performed upon completion of that cohort’s enrollment. Importantly, no changes in blood glucose were observed in placebo treated and non-diabetic subjects who received either placebo or PTI-801.

Safe Harbor

To the extent that statements in this report are not historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “aim,” “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements made in this report include, without limitation, statements regarding expected presentations and expected timing of the initiation of, patient enrollment in, data from, and the completion of, our clinical studies and cohorts for our clinical programs. Forward-looking statements made in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Such risks and uncertainties include, without limitation, the possibility final or future results from our drug candidate trials (including, without limitation, longer duration studies) do not achieve positive results or are materially and negatively different from or not indicative of the preliminary results reported by the Company (noting that these results are based on a small number of patients and small data set), uncertainties inherent in the execution and completion of clinical trials (including, without limitation, the possibility that FDA comments delay, change or do not permit trial commencement, or intended label, or the FDA requires us to run cohorts sequentially or conduct additional cohorts or pre-clinical or clinical studies), in the enrollment of CF patients in our clinical trials in a competitive clinical environment, in the timing of availability of trial data, in the results of the clinical trials, in possible adverse events from our trials, in the actions of regulatory agencies, in the endorsement, if any, by therapeutic development arms of CF patient advocacy groups (and the maintenance thereof), and those set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and our other SEC filings. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Orkambi®, Kalydeco® and Symdeko™ are trademarks of Vertex Pharmaceuticals Incorporated.

The above information is not an admission as to the materiality of any information therein. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, furnished herewith.

99.2	Presentation slides, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2018	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer